UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2026

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania		000-10436	25-1324733
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100,			15220
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)

(412) 928-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2026, the Board of Directors (the “Board”) of the L.B. Foster Company (the “Company”) approved the following executive management changes, effective June 1, 2026 (the “Effective Date”).

•Mr. William M. Thalman currently serves as the Company’s Executive Vice President and Chief Financial Officer (“EVP and CFO”), and was appointed the Company’s Executive Vice President and Chief Operating Officer effective on the Effective Date. He will cease to serve as EVP and CFO on the Effective Date. Mr. Thalman, age 59, has served as EVP and CFO since June 2023 and served as the Company’s Senior Vice President and Chief Financial Officer from February 2021. Before joining the Company, he was employed by Kennametal, Inc., a publicly-traded corporation providing metal cutting and wear-protection solutions to various industries (“Kennametal”), since 2004. He last served in non-financial roles at Kennametal as Vice President – Advanced Material Solutions from 2016 to 2021 in a business operations leadership role, and as Vice President – Transformation Office from 2019 to 2021 in a strategic program management position. Prior to those roles, he served in roles of increasing responsibility at Kennametal, including: Vice President – Finance Infrastructure; Director of Finance – M&A and Planning; Director of Finance – Kennametal Europe; Director of Finance – MSSG Americas; Assistant Corporate Controller; and Director of Financial Reporting. Prior to Kennametal, Mr. Thalman was employed by Wesco, Inc., from 2002 to 2004, as Corporate Controller, and by The Carbide/Graphite Group, Inc. as Vice President and Treasurer and Manager of External Reporting and Investor Relations from 1993 to 2002. He also worked in public accounting at Coopers & Lybrand (now PriceWaterhouseCoopers LLP) from 1988 to 1993. Mr. Thalman holds a Bachelor of Science degree in Accounting from West Virginia University and a Master of Business Administration degree from the University of Pittsburgh.

•Mr. Sean M. Reilly currently serves as Controller and Principal Accounting Officer of the Company, and was appointed as the Company’s Senior Vice President and CFO effective on the Effective Date. He will cease to serve as the Company’s Controller and Principal Accounting Officer on the Effective Date. Mr. Reilly, age 53, has served as the Company’s Controller since January 2022. Before joining the Company, Mr. Reilly was employed by Kennametal from 2002 to 2004 and from 2007 to 2022, last serving as Vice President of Finance – Metal Cutting Division, at Kennametal from April 2019 to January 2022. At Kennametal, he was the lead finance executive of a multinational business with over $1 billion in sales and multiple manufacturing locations. Prior to that role, Mr. Reilly served in roles of increasing responsibility at Kennametal, including: Director of Finance – Infrastructure Division; Director of Finance – Integrated Supply Chain and Logistics; Director of Finance – Asia; Earthworks Controller; and Manager of External Financial Reporting. He was also employed by Tollgrade Communications, Inc., which was a publicly traded telecommunications company providing broadband, electricity, and smart grid solutions, as Controller from 2004 to 2007, and by PricewaterhouseCoopers LLP from 1995 to 2002 as a manager of audit engagements. Mr. Reilly is a Certified Public Accountant in the Commonwealth of Pennsylvania and holds a Bachelor of Science in Business Administration with an emphasis in Accounting from West Virginia University and an Executive Master’s Degree in Business Administration from the University of Pittsburgh.

•Mr. Timothy J. Curran currently serves as Vice President - Tax and Treasury, and was appointed Controller and Principal Accounting Officer effective on the Effective Date. Mr. Curran, age 46, has served as Vice President - Tax and Treasury of the Company since January 2022, with responsibility for the Company’s global tax function, as well as treasury, insurance, credit and collections activities. Mr. Curran joined the Company in 2013 and served as Director of Tax & Compliance from July 2013 through December 2021, overseeing all aspects of the Company’s tax operations, including income and indirect tax compliance, financial reporting and tax planning matters. Prior to joining the Company, Mr. Curran was employed by KPMG LLP from 2003 to 2013, last serving as a Senior Manager in the firm’s Mergers & Acquisitions Tax practice, where he advised clients on tax matters related to business combinations, divestitures and restatements. Mr. Curran holds a Master of Science in Accountancy and a Bachelor of Business Administration from the University of Notre Dame and is a Certified Public Accountant in the Commonwealth of Pennsylvania.

In connection with their appointments with the Company, the foregoing officers will receive the following compensation:

•Mr. Thalman will be paid an annual base salary of $510,000 beginning on the Effective Date and will be eligible to receive a 2026 annual cash incentive (at target) equal to 75% of his base salary, if earned, prorated based upon his adjusted salary. On the Effective Date, Mr. Thalman will be granted (i) an award of restricted stock units (“RSUs”) with a value of $44,400 under the Company’s 2025 Equity and Incentive Compensation Plan (the “Plan”), which award will vest in approximate one-third increments on each of June 1, 2027, February 19, 2028, and February 19, 2029, and (ii) an award of performance share units (“PSUs”) with a value of $66,600 (at target) under the Plan and the Company’s Long Term Incentive Program ("LTIP") for the performance period of January 1, 2026 through December 31, 2028, which, in each case, will be subject to his continued employment with the Company and the terms and conditions of the related RSU and PSU award agreements, as applicable, and the Plan. Other than the foregoing, Mr. Thalman’s compensatory and other arrangements with the Company will continue as in effect prior to his promotion.

•Mr. Reilly will be paid an annual base salary of $373,000 beginning on the Effective Date and will be eligible to receive a 2026 annual cash incentive (at target) equal to 50% of his base salary, if earned, prorated based upon his adjusted salary. On the Effective Date, Mr. Reilly will be granted (i) an award of RSUs with a value of $35,200 under the Plan, which award will vest in approximate one-third increments on each of June 1, 2027, February 19, 2028, and February 19, 2029, and (ii) an award of PSUs with a value of $52,800 (at target) under the Plan and the Company’s LTIP for the performance period of January 1, 2026 through December 31, 2028, which, in each case, will be subject to his continued employment with the Company and the terms and conditions of the related RSU and PSU award agreements, as applicable, and the Plan. Other than the foregoing, Mr. Reilly’s compensatory and other arrangements with the Company will continue as in effect prior to his promotion.

•Mr. Curran will be paid an annual base salary of $250,000 beginning on the Effective Date and will be eligible to receive a 2026 annual cash incentive (at target) equal to 35% of his base salary, if earned, prorated based upon his adjusted salary. On the Effective Date, Mr. Curran will be granted (i) an award of RSUs with a value of $11,600 under the Plan, which award will vest in approximate one-third increments on each of June 1, 2027, February 19, 2028, and February 19, 2029, and (ii) an award of PSUs with a value of $17,400 (at target) under the Plan and the Company’s LTIP for the performance period of January 1, 2026 through December 31, 2028, which, in each case, will be subject to his continued employment with the Company and the terms and conditions of the related RSU and PSU award agreements, as applicable, and the Plan. In connection with his promotion, Mr. Curran will become a participant in the Company’s Supplemental Executive Retirement Plan and Key Employee Separation Plan (“KESP”) which provides that, in the event a qualifying termination of employment without cause or for “good reason” (as defined in the KESP) during the 90-day period prior to, on or within two years of a “change in control” (as defined in the KESP), he will receive, among other amounts, severance pay equal to two times his then current base pay and target annual bonus opportunity for the year in which the termination date occurs as more fully described on page 46 of the Company’s definitive proxy statement filed on April 10, 2026. Mr. Curran will also receive Company-paid financial counseling and a car allowance; other than the foregoing, his compensatory and other arrangements with the Company will continue as in effect prior to his promotion.

There are no family relationships, as defined in Item 401 of Regulation S-K, between any of the above-named officers and any of the Company’s directors or executive officers or persons nominated or chosen to become a director or executive officer. There was no arrangement or understanding between any of them and any other persons pursuant to which they were selected as officers of the Company, and none of them has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit Number	Description
*99.1	Press Release of the L.B. Foster Company, dated May 21, 2026
*104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*Exhibits marked with an asterisk are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	May 21, 2026	/s/ Patrick J. Guinee
Patrick J. Guinee
Executive Vice President,
General Counsel, and Corporate Secretary